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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Regions Financial Corporation of our report dated January 15, 2004, except as to the merger agreement with Regions Financial Corporation described in Note 24, which is as of January 22, 2004, relating to the consolidated financial statements of Union Planters Corporation, which appears in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
July 9, 2004